EXEECUTED COPY
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                               SERVICING AGREEMENT


                                      among


                        FIRSTCITY AUTO RECEIVABLES L.L.C.
                                 as the Borrower


                  FIRSTCITY SERVICING CORPORATION OF CALIFORNIA
                                 as the Servicer


                     FIRSTCITY CONSUMER LENDING CORPORATION


                                       and


                           CONTITRADE SERVICES L.L.C.
                                  as the Lender



                           ---------------------------


                           Dated as of April 30, 1998

                           ---------------------------

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I DEFINITIONS..........................................................1


         SECTION 1.1         DEFINITIONS.......................................1



         SECTION 1.2         USAGE OF TERMS....................................3



         SECTION 1.3         CALCULATIONS......................................4



         SECTION 1.4         SECTION REFERENCES................................4



         SECTION 1.5         NO RECOURSE.......................................4



ARTICLE II ADMINISTRATION AND SERVICING OF CONTRACTS...........................4


         SECTION 2.1         DUTIES OF THE SERVICER............................4



         SECTION 2.2         COLLECTION OF CONTRACT PAYMENTS; MODIFICATION
               AND AMENDMENT OF CONTRACTS; LOCKBOX AGREEMENTS..................5


         SECTION 2.3         REALIZATION UPON CONTRACTS........................6



         SECTION 2.4         INSURANCE.........................................7



         SECTION 2.5         MAINTENANCE OF SECURITY INTERESTS IN VEHICLES.....8



         SECTION 2.6         COVENANTS, REPRESENTATIONS AND WARRANTIES OF
               SERVICER........................................................8



         SECTION 2.7         INDEMNIFICATION..................................10



         SECTION 2.8         SERVICING FEE; PAYMENT OF CERTAIN EXPENSES BY
               SERVICER.......................................................11



         SECTION 2.9         SERVICER'S CERTIFICATE...........................11



         SECTION 2.10        ANNUAL INDEPENDENT ACCOUNTANTS' REPORT...........11



         SECTION 2.11        ACCESS TO CERTAIN DOCUMENTATION AND
               INFORMATION REGARDING CONTRACTS................................12



         SECTION 2.12        PROVISION OF INFORMATION.........................12



         SECTION 2.13        FIDELITY BOND....................................12



ARTICLE III LIABILITY AND INDEMNITIES.........................................12


         SECTION 3.1         LIABILITY OF SERVICER; INDEMNITIES...............12



         SECTION 3.2         MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE
               OBLIGATIONS OF,  THE SERVICER..................................13


         SECTION 3.3         LIMITATION ON LIABILITY OF SERVICER AND
               OTHERS.........................................................14



         SECTION 3.4         DELEGATION OF DUTIES.............................14



         SECTION 3.5         SERVICER NOT TO RESIGN...........................14



ARTICLE IV SERVICER TERMINATION EVENTS........................................15


         SECTION 4.1         SERVICER TERMINATION EVENT.......................15



         SECTION 4.2         CONSEQUENCES OF A SERVICER TERMINATION EVENT.....16



         SECTION 4.3         APPOINTMENT OF SUCCESSOR.........................16



         SECTION 4.4         WAIVER OF PAST DEFAULTS..........................17



ARTICLE V MISCELLANEOUS PROVISIONS............................................17


         SECTION 5.1         AMENDMENT........................................17



         SECTION 5.2         GOVERNING LAW....................................17



         SECTION 5.3         SEVERABILITY OF PROVISIONS.......................17



         SECTION 5.4         ASSIGNMENT.......................................17



         SECTION 5.5         WAIVER...........................................17



         SECTION 5.6         COUNTERPARTS.....................................18



         SECTION 5.7         NOTICES..........................................18



         SECTION 5.8         SUCCESSORS AND ASSIGNS...........................19



EXHIBIT A         Form Of Servicer's Certificate

EXHIBIT B         Form Of Servicer's Daily Report

                  THIS SERVICING AGREEMENT (this "Agreement"), dated as of April 30, 1998, among FIRSTCITY AUTO RECEIVABLES L.L.C., a Delaware limited liability company (the "Borrower"), FIRSTCITY SERVICING CORPORATION OF CALIFORNIA, a California corporation (the "Servicer"), FIRSTCITY CONSUMER LENDING CORPORATION, a Texas corporation ("FC CONSUMER"), CONTITRADE SERVICES L.L.C., a Delaware limited liability company, as Lender (the "Lender").

                  WHEREAS, the Borrower is entering into a Warehouse Credit Agreement dated as of April 30, 1998 (the "Credit Agreement") with the Lender, providing for the making of Advances by the Lender secured by the Contracts,

                  WHEREAS, the Servicer has agreed to service the Contracts, pursuant to the terms of this Agreement,

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, FC Consumer, the Servicer and the Lender.

                                   ARTICLE I
                                   DEFINITIONS

Section 1.1       Definitions.

                    As used in this Agreement, defined terms have their respective meanings as set forth in the Definitions List attached to the Credit Agreement, or as set forth below:

                  Accountants' Report: The report of a firm of nationally recognized independent accountants described in Section 2.10 hereof.

                  (a) Basic Servicing Fee: With respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Basic Servicing Fee Rate multiplied by the sum of the Principal Balances for all Contracts (other than any Contract which was 120 or more days delinquent as of the first day of such Collection Period) as of the first day of the Collection Period.

                  Basic Servicing Fee Rate: 3.00% per annum, payable monthly at one-twelfth of the annual rate for each contract originated by National Auto Funding Corporation and FirstCity Funding, and 1.00% per annum for each contract originated by FC Consumer Finance Corporation.

                  Blanket Policy: Shall have the meaning set forth in Section 2.4(c) hereof.

                  Collected Funds: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Contracts during the related Collection Period, including all Recoveries collected during the related Collection Period.

                  Collection Account: The account designated as the Collection Account in, and which is established and maintained pursuant to, the Paying Agent Agreement.

                  Collection Records: Computer generated records relating to collection efforts, payment histories and account activity with respect to the Contracts.


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

                  Cram Down Loss: With respect to a Contract, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Contract or otherwise modifying or restructuring the scheduled payments to be made on a Contract, an amount equal to the excess of the Outstanding Contract Balance of such Contract immediately prior to such order over the Outstanding Contract Balance of such Contract as so reduced. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

                  Dealer: A seller of new or used automobiles or light trucks that originated one or more of the Contracts and sold the respective Contract, directly or indirectly, to the Borrower.

                  Determination Date: With respect to a Collection Period, the tenth day following the end of such Collection Period.

                  Electronic Ledger: The electronic master record of the retail installment sales contracts or installment loans of the Servicer.

                  Eligible Servicer: FirstCity Servicing Corporation of California, or another Person which at the time of its appointment as Servicer,
(i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Contracts, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Contracts with reasonable skill and care, and (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under this Agreement.

                  Independent Accountants: Shall have the meaning set forth in
Section 2.10(a) hereof.

                  Insurance Policies: All insurance policies covering physical damage, theft, mechanical breakdown or similar event with respect to a Vehicle or loss of such Vehicle or credit life or credit disability insurance with respect to payments due on a Contract or otherwise benefiting the holder of the Contracts.

                  Lien Certificate: With respect to a Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

                  Lockbox Provider: Fiserv Corporation or any other depository institution named by the Servicer and acceptable to the Lender and FC Consumer.

                  Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Lender, which opinion is acceptable in form and substance to the Lender.

                  Paying Agent: Chase Bank of Texas, National Association, acting in its capacity as paying agent under the Paying Agent Agreement.

                  Paying Agent Agreement: The Paying Agent Agreement dated as of April 30, 1998 among Borrower, Lender and the Paying Agent.

                  Program Administration Manual: The Program Administration Manual in effect as of the date hereof, as modified from time to time.

                  Recoveries: With respect to any Collection Period, the aggregate amount of all cash received by Borrower net of expenses during such Collection Period in respect of any Contract which is a Liquidated Contract.

                  Registrar of Titles: With respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

                  Servicer: FirstCity Servicing Corporation of California, a California corporation.

                  Servicing Procedures Manual: The servicing manual previously delivered to the Lender, as amended from time to time.

                  Servicing Records: All records and data maintained in electronic form by the Servicer with respect to the Contracts, including the following with respect to each Contract: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Outstanding Contract Balance; original term; Annual Percentage Rate; current Outstanding Contract Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; Collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Payment; current Insurance Policy expiration date; and past due late charges.

                  Servicer's Certificate: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 2.9 hereof, substantially in the form attached hereto as Exhibit A hereto.

                  Simple Interest Method: The method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to (a) the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made plus (b) accrued and unpaid interest.

                  Supplemental Servicing Fee: With respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Contracts during such Collection Period which have been approved by FC Consumer for payment to the Servicer.

                  Vehicle: A new or used automobile or light truck, van or mini-van together with all accessories thereto, securing or purporting to secure an Obligor's indebtedness under a Contract.

Section 1.2       Usage of Terms.

                    With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the



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
other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

Section 1.3       Calculations.

                    All calculations of the amount of the Basic Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months.

Section 1.4       Section References.

                    All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

Section 1.5       No Recourse.

                    No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer, or director, as such, of the Borrower, FC Consumer, the Servicer or the Lender or of any such stockholder, officer or director of any predecessor or successor of any of them.

                                   ARTICLE II
                    ADMINISTRATION AND SERVICING OF CONTRACTS

Section 2.1       Duties of the Servicer.

                    (a) The Servicer is hereby authorized to act as agent for the Borrower and in such capacity shall manage, service, administer and make collections on the Contracts, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Contracts shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others in accordance with the Program Administration Manual as in effect at the current time for servicing all its other comparable motor vehicle receivables or, if not addressed therein, then in the Servicing Procedures Manual. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending payment statements to Obligors, reporting any required tax information to Obligors, policing the Collateral, complying with the terms of the Lockbox Agreement, accounting for collections, providing the Collateral Agent a daily report containing the information necessary to calculate the Borrowing Base and furnishing monthly and annual statements to the Collateral Agent and the Lender with respect to distributions, monitoring the status of Insurance Policies with respect to the Vehicles, providing information as required hereby, cooperating with the reasonable requests of the Lender and performing the other duties specified herein. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Contracts provided for in the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Assignments and Insurance Policies relate to the Contracts, the Vehicles or the Obligors.

                  To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.

Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Borrower to execute and deliver, on behalf of the Borrower, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts and with respect to the Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Contract or waive the right to collect the unpaid balance of any Contract from the Obligor, except that the Servicer may forego collection efforts if the amount reasonably expected to be recovered by the Servicer (net of the Servicer's expenses) is de minimis and if it would forego collection in accordance with its customary procedures. The Servicer is hereby authorized to commence, in its own name or in the name of the Borrower, a legal proceeding to enforce a Contract pursuant to Section 2.3 hereof or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Contract, an Obligor or a Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Collateral Agent shall thereupon be deemed to have automatically assigned such Contract to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Borrower to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding.

Section 2.2 Collection of Contract Payments; Modification and Amendment of Contracts; Lockbox Agreements.

                    (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Contracts, the Dealer Assignments, the Insurance Policies and the other Collateral in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Borrower with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Contract.

                 (b)(i) The Servicer may at any time agree to a modification or amendment of a Contract in order to (x) change the Obligor's regular due date to a date within 30 days in which such due date occurs or (y) re-amortize the scheduled payments on the Contract following a partial prepayment of principal.

                  (ii) The Servicer may grant payment extensions on, or other modifications or amendments to, a Contract (including those modifications permitted by Section 2.2(b) hereof) in accordance with its customary procedures attached hereto as Exhibit B if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Contract, will maximize the amount to be received by the Borrower with respect to such Contract, and is otherwise in the best interests of the Borrower.

                  Any Contract which is modified pursuant to this Section is referred to herein as a "Modified Contract."

                  (c) The Servicer shall use its best efforts to cause Obligors to make all payments on the Contracts, whether by check or through the Automated Clearing House (ACH) system, to be made directly to one or more Lockbox Providers, acting as agent for the Lender pursuant to a Lockbox Agreement.

The Servicer shall use its best efforts to cause any Lockbox Provider to deposit all payments on the Contracts in the Lockbox Account on the Business Day of receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account, no later than the second Business Day after receipt of such payments. The Lockbox Account shall be the demand deposit account #0221688385 held by the Wells Fargo Bank in the name of the Servicer, or at the request of the Lender an Eligible Deposit Account satisfying clause (i) of the definition thereof.

                  The Servicer has notified each Obligor with respect to the Contracts serviced by the Servicer on the Closing Date to make such payments thereafter directly to the Lockbox Provider.

                  Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Borrower and the Lender for servicing and administering the Contracts and the other Collateral in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

                  In the event the Servicer shall for any reason no longer be acting as such, a successor Servicer shall thereupon assume all of the rights and, from the date of assumption, all of the obligations of the outgoing Servicer under the Lockbox Agreement. The successor Servicer shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Provider under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Borrower, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Agreement and an accounting of amounts collected and held by the Lockbox Provider and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that the Lender elects to change the identity of the Lockbox Provider, the Servicer, at its expense, shall cause the Lockbox Provider to deliver, at the direction of the Lender, to the Collateral Agent or a successor Lockbox Provider, all documents and records relating to the Contracts and all amounts held (or thereafter received) by the Lockbox Provider (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the Lockbox Account established by the successor.

                  (d) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Lockbox Account, without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

Section 2.3      Realization Upon Contracts.

                  (a) Consistent with the standards, policies and procedures required by this Agreement, the Program Administration Manual and the Servicing Procedures Manual, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Vehicle securing a Contract with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Contract.

                  The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 2.1 hereof, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, selling the related Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Contract. The foregoing is subject to the provision that in any case in which the Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Contract by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Vehicle shall be remitted directly by the Servicer to the Lockbox Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Vehicle, which expenses shall be properly documented by the Servicer and reviewed by FC Consumer, but only out of the cash proceeds of such Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, as set forth in Section 2.03(a)(iii) of the Paying Agent Agreement to the extent of such expenses. The Servicer shall recover such reasonable expenses based on the information contained in the Servicer's Certificate delivered on the related Determination Date. The Servicer shall pay on behalf of the Borrower any personal property taxes assessed on repossessed Vehicles; the Servicer shall be entitled to reimbursement of any such tax from Recoveries with respect to such Contract, as set forth in Section 2.03(a)(iii) of the Paying Agent Agreement.

                  (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Collateral Agent to the Servicer of the rights under such Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Assignment, the Collateral Agent, at the Borrower's expense, shall take such steps as the Servicer deems necessary to enforce the Dealer Assignment, including bringing suit in its name. All amounts recovered shall be remitted directly by the Servicer to the Lockbox Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

Section 2.4       Insurance.

                  (a) The Servicer shall monitor the status of the Insurance Policies in accordance with its customary servicing procedures. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage insurance policy covering the related Vehicle (including during the repossession of such Vehicle) the Servicer shall be diligent in carrying on its customary servicing procedures to enforce the rights of the holder of the Contract thereunder to ensure that the Obligor obtains such physical loss and damage insurance.

                  (b) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Borrower. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Borrower under such Insurance Policy to the Servicer for purposes of collection only.

                  (c) The Premiums incurred by the Borrower in maintaining such Blanket Policy shall be paid by the Borrower as set forth in Section 2.03(a)(vi) of the Paying Agent Agreement. Section 2.5 Maintenance of Security Interests in Vehicles.

 Section 2.5      Maintenance of Security Intersts in Vehicles.

                  Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created by each Contract in the related Vehicle on behalf of the Borrower, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Contracts. The Lender hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Borrower as necessary because of the relocation of a Vehicle or for any other reason.

Section 2.6       Covenants, Representations and Warranties of Servicer.

                  The Servicer hereby makes the following representations, warranties and covenants to the other parties hereto and the Lender on which the Collateral Agent shall rely in accepting the Contracts.

                  (a) The Servicer covenants as follows:

                    (i) Liens in Force. The Vehicle securing each Contract shall not be released in whole or in part from the security interest granted by the Contract, except upon payment in full of the Contract or as otherwise contemplated herein;

                    (ii) No Impairment. The Servicer shall do nothing to impair the rights of the Borrower in the Contracts, the Dealer Assignments, the Insurance Policies or the other Collateral;

                    (iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Contract, except in accordance with Section 2.2 hereof;

                    (iv) Servicing of Contracts. The Servicer shall service the Contracts as required by the terms of this Agreement and in material compliance with the current Servicing Procedures Manual for servicing all its other comparable motor vehicle receivables;

                    (v) Credit Bureaus. The Servicer shall supply such customary payment history information to credit reporting bureaus on a monthly basis as is permissible under applicable law;

                    (vi) Licenses and Approvals. The Servicer shall obtain and maintain all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (involving the servicing of the Contracts as required by this Agreement) requires;

                    (vii) Possession of Collateral. The Servicer shall hold all Collateral items in its possession as custodian on behalf of the Lender;

                    (viii) Delivery of Loan Documents. The Servicer, as requested by the Lender, shall deliver to the Lender any Lien Certificate, credit application, Contract, or other Collateral item which is in possession of the Servicer, within three Business Days of the Lender's request. To the extent that the Servicer does not so deliver any requested item with respect to any Contract by the opening of business on the fourth Business Day following such request, the Servicer shall deposit on the Lockbox Account an amount not less than 85% of such Contract's Outstanding Contract Balance;

                    (ix) Lien Certificates; Tracking. The Servicer shall track receipt of all Lien Certificates received by it, and shall report to FC Consumer and the Lender on each Determination Date all Lien Certificates received by it during the prior Collection Period, together with all Lien Certificates not yet received as of the end of the prior Collection Period, as well as the origination dates of the related Contracts; and

                    (x) Borrowing Base Report. The Servicer shall send to the Collateral Agent a daily report by no later than 10 AM New York time containing the information necessary to calculate the Borrowing Base.

                  (b) The Servicer represents and warrants to the other parties hereto as of the Closing Date as to itself:

                    (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of the State of California, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

                    (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions as shall require such qualification; in which the ownership or lease of property or the conduct of its business (involving the servicing of the Contracts as required by this Agreement) requires;

                    (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms and their terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action;

                    (iv) Binding Obligation. This Agreement and the Servicer's Facility Agreements shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                    (v) No Violation. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties, or in any way materially adversely affect the interest of the Borrower in any Contract, or affect the Servicer's ability to perform its obligations under this Agreement;

                    (vi) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, or (D) that could have a material adverse effect on the Contracts.

                    (vii) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Servicer of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken or obtained on prior to the Closing Date.

                    (viii) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

                    (ix) Year 2000 Compliance. Services provided under this Agreement are year 2000 compliant, will function and operate prior to, during and after the calendar year 2000 in accordance with their specifications and will provide the required output without experiencing abnormal ending dates and/or invalid or incorrect years and shall incorporate century recognition date data, calculations that use same century and multi-century formulas and date values that reflect the correct century in all transactions.

                  Without limiting the generality of the foregoing, the Servicer further represents and warrants that the services provided under this Agreement will process, manage and manipulate data involving dates, including single century and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; provide that all date-related user interface functionalities and data fields include the indication of century; and provide that all date-related data interface functionalities include the indication of century.

                  Notwithstanding any limitation on the Servicer's liability contained elsewhere herein, the Servicer shall indemnify and hold harmless the Lender, its subsidiaries and affiliates, and its and their directors, officers, employees and agents from all costs, loss, damage and expense arising from any breach of this warranty.

                   (x) Chief Executive Office. The chief executive office of the Servicer is located at 14101 Myford Road, Tustin, California 92680.

Section 2.7       Indemnification.

                  The Servicer shall indemnify the Lender, the Collateral Agent and the Borrower against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expense; of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to a breach of the covenants or representations and warranties set forth in Section 2.5 or 2.6 hereof.

Section 2.8       Servicing Fee; Payment of Certain Expenses by Servicer.

                  (a) On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Basic Servicing Fee for the related Collection Period pursuant to the Paying Agent Agreement. The Servicer may retain any Supplemental Servicing Fee, or may receive such amounts from the Collection Account payable pursuant to the Paying Agent Agreement.

                  (b) The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement. The Servicer shall be liable for the fees and expenses of the Lockbox Provider (and any fees under the Lockbox Agreement) and the Independent Accountants.

Section 2.9       Servicer's Certificate.

                  (a) No later than 10:00 a.m. Eastern time on each Determination Date, the Servicer shall deliver to the Collateral Agent, FC Consumer and the Lender a Servicer's Certificate executed by a Responsible Officer of the Servicer substantially in the form of Exhibit A hereto, which shall, among other things, state that (i) a review of the activities of the Servicer during the preceding period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made, under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) The Servicer shall deliver to the Borrower, the Collateral Agent and the Lender, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 4.1 hereof.

                  (c) On each Business Day, the Servicer shall deliver to the Collateral Agent, by no later than 10:00 a.m. Eastern time, the Servicer's Daily Report in the form set forth as Exhibit C hereto. Section 2.10 Annual Independent Accountants' Report.

Section 2.10      Annual Independent Accountants' Report.

                  (a) The Servicer shall deliver to the Lender, the Borrower and the Collateral Agent, on or before April 30th of each year beginning in the year 1998, an Officer's Certificate, dated as of the preceding December 31st, stating that (i) a review of the activities of the Servicer during the preceding 12-month period and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) The Servicer will deliver to the Lender, the Borrower and the Collateral Agent, on or before April 30th of each year beginning in the year 1999, a copy of a report prepared by a firm of nationally recognized independent public accountants (the "Independent Accountants"), who may also render other services to the Servicer or any of its Affiliates or to the Seller addressed to the Board of Directors of the Servicer or any of its Affiliates, the Lender and the Collateral Agent and dated during the current year, to the effect that such firm has examined the Servicer's policies and procedures and issued its report thereon and expressing a summary of findings (based on certain procedures performed on the documents, records and accounting records that such accountants considered appropriate under the circumstances) relating to the servicing of its portfolio of contracts during the preceding calendar year and that such servicing and administration was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report and that such examination (1) was performed in accordance with standards established by the American Institute of Certified Public Accountants, and (2) included necessary procedures related to automotive loans serviced for others in accordance with the Uniform Single Attestation Program.

                  Such report shall also indicate that the firm is independent of the Servicer and its Affiliates within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

Section 2.11      Access to Certain Documentation and Information Regarding
                  Contracts.

                  The Servicer shall provide to representatives of the Borrower, the Lender and the Collateral Agent reasonable access to the documentation regarding the Contracts. Each of the Borrower and the Servicer will permit any authorized representative or agent designated by the Lender to visit and inspect any of the properties of the Borrower or the Servicer, as the case may be, to examine the corporate books and financial records of the Borrower or Servicer, as the case may be, its records relating to the Contracts, and make copies thereof or extracts therefrom and to discuss the affairs, finances, and accounts of the Borrower or Servicer, as the case may be, with its principal officers, as applicable, and its independent accountants. Any expense incidental to the exercise by the Lender of any right under this Section 2.11 shall be borne by the Servicer. Such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section
2.11 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section 2.11 as a result of such obligation shall not constitute a breach of this Section 2.11.

Section 2.12      Provision of Information.

                  On the first Business Day of each month, the Servicer will deliver to the Lender a computer tape or a diskette (or any other electronic transmission acceptable to the Lender) in a format reasonably acceptable to the Lender containing the Collection Records with respect to the Contracts as of the last Business Day of the prior month.

Section 2.13      Fidelity Bond.

                  The Servicer shall maintain a fidelity bond in such form and amount as is customary in the industry for entities acting as servicers of consumer contracts on behalf of institutional investors, which amount shall provide coverage of not less than $4,000,000 in the aggregate and single-occurrence coverage of $2,000,000.


                                  ARTICLE III
                            LIABILITY AND INDEMNITIES

Section 3.1       Liability of Servicer; Indemnities.

                    (a) The Servicer shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

                  (b) The Servicer shall defend, indemnify and hold harmless the Borrower, the Collateral Agent, FC Consumer, the Lender and their respective officers, directors, agents and employees from and against any and all costs, expenses losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Vehicle;

                  (c) The Servicer shall indemnify, defend and hold harmless the Borrower, the Lender, FC Consumer, and the Collateral Agent, their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such indemnified party through the breach of this Agreement, the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement;

                  (d) For purposes of this Section 3.1, in the event of the termination of the rights and obligations of the Servicer (or any successor thereto pursuant to Section 3.2 hereof) as Servicer pursuant to Section 4.1 hereof, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 4.3 hereof. The provisions of this Section 3.1(d) shall in no way affect the survival pursuant to Section 3.1(e) hereof of the indemnification by the Servicer provided by Sections 3.1(a) and 3.1(b) hereof; and

                  (e) Indemnification under this Article shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. Notwithstanding any other provision of this Agreement, the obligations of the Servicer described in this Section shall not terminate or be deemed released upon the resignation or termination of FirstCity Servicing Corporation of California as the Servicer and shall survive any termination of this Agreement. Section 3.2 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer.

Section 3.2 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer

                  The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 3.2(a) to the Borrower, FC Consumer, the Lender and the Collateral Agent. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i),
(ii), (iii) and (iv) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.6 hereof shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction),
(y) the Servicer shall have delivered to the Borrower, the Collateral Agent, FC Consumer and the Lender an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 3.2(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered an opinion of counsel to the Borrower, the Collateral Agent, FC Consumer, and the Lender, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Collateral Agent in the Collateral and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

Section 3.3       Limitation on Liability of Servicer and Others.


                  Neither the Servicer, nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Borrower, the Lender or FC Consumer, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties (including negligence with respect to the Servicer' s indemnification obligations hereunder), by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Servicer, or such person, as the case may be; further provided, that this provision shall not affect any liability to indemnify the Collateral Agent for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Collateral Agent in its individual capacity. The Servicer, and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

Section 3.4       Delegation of Duties.

                  So long as FirstCity Servicing Corporation of California is the Servicer, the Servicer may delegate duties under this Agreement to an Affiliate of FirstCity Servicing Corporation of California with the prior written consent of the FC Consumer, the Lender and the Borrower. The Servicer also may at any time perform the specific duty of repossession of Vehicles through sub-contractors who are in the business of repossessing vehicles which secure automotive receivables, and may perform other specific duties through such sub-contractors with the prior written consent of the Lender, provided, however, that no such delegation or subcontracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties.

Section 3.5       Servicer Not to Resign.

                  (a) Subject to the provisions of Section 3.2 hereof, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except with the prior written consent of the Lender. No resignation of the Servicer shall become effective until an entity acceptable to the Lender shall have assumed the responsibilities and obligations of the Servicer.

                  (b) The Borrower may, with the prior written consent of the Lender upon 45 days' notice to the Servicer, terminate the Servicer as Servicer hereunder without cause.

                                   ARTICLE IV
                           SERVICER TERMINATION EVENTS

Section 4.1       Servicer Termination Event.

                  For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

                  (a) Any failure by the Servicer to deliver to the Lockbox or to the Collateral Agent for distribution any proceeds or payment required to be so delivered under the terms hereof that continues unremedied for a period of two Business Days after written notice is received by the Servicer or after discover of such failure by a Responsible Officer of the Servicer;

                  (b) Failure by the Servicer (i) to deliver the Servicer's Certificate required by Section 2.9 hereof within five (5) days after the date such certificate is required to be delivered;

                  (c) Failure on the part of the Servicer to observe its covenants any agreements set forth in Section 3.2(a) hereof;

                  (d) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been give to the Servicer by the Collateral Agent or the Lender;

                  (e) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

                  (f) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing;

                  (g) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Borrower or the Lender and, within 30 days after written notice thereof shall have been given to the Servicer by the Lender, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

                  (h) A material adverse change from the date hereof in the business, properties, operations, prospects or financial or other condition of the Servicer, as determined by Lender in its reasonable, good faith business judgment; or

                  (i) The occurrence of an "Event of Default" under the Credit Agreement which is not waived by the Lender. Section 4.2 Consequences of a Servicer Termination Event.

Section 4.2       Consequences of a Servicer Termination Event.

                  If a Servicer Termination Event shall occur and be continuing, the Lender shall thereafter have the right to direct all activities of the Servicer with respect to the Collateral, including the right to direct the Servicer to deliver any portion of the Collateral then held by the Servicer to the location designated by the Lender; in addition, by notice given in writing to the Servicer may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of the successor Servicer selected by the Lender pursuant to Section 4.3 hereof.

Section 4.3       Appointment of Successor.

                  (a) On and after (i) the time the Servicer receives a notice of termination pursuant to Section 4.2 hereof or (ii) upon the resignation of the Servicer pursuant to Section 3.5, hereof the successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement; provided, however, that the successor Servicer
(i) shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession or for any breach by the Servicer or any of its representations and warranties contained in this Agreement or in any related document or agreement and (ii) shall have no duty or obligation with respect to the Servicer's obligations set forth in Section 2.8(b) hereof. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the prior Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Contracts and the other Collateral and related documents to show the Collateral Agent as lienholder or secured party on the related Lien Certificates, or otherwise. The prior Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the prior Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the prior Servicer for deposit, or have been deposited by the prior Servicer, in the Collection Account or thereafter received with respect to the Contracts and the delivery to the successor Servicer of all Contract Files, Servicing Records and Collection Records and a computer tape in readable form containing all information necessary to enable the successor Servicer or a successor Servicer to service the Contracts and the other Collateral. If requested by the Lender, the successor Servicer or successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Contracts directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 2.2(e) hereof), or to a lockbox established by the successor Servicer at the direction of the Lender, at the prior Servicer's expense. The successor Servicer may set off and deduct any amounts owed by the terminated Servicer from any amounts payable to the terminated Servicer pursuant to the preceding sentence. The terminated Servicer shall grant the Collateral Agent, the successor Servicer and the Lender reasonable access to the terminated Servicer's premises at the terminated

Servicer's expense. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 4.2 hereof upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

                  (b)Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under the Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed for any reason, the Lender and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation shall be payable out of funds on deposit in the Collection Account. In addition, any successor Servicer shall be entitled, out of funds in the Collection Account, to reasonable transition expenses incurred in acting as successor Servicer.

Section 4.4       Waiver of Past Defaults.

                  The Lender may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   ARTICLE V
                            MISCELLANEOUS PROVISIONS

Section 5.1       Amendment.

                  This Agreement may be amended from time to time by the parties hereto only by a written instrument executed by all such parties and consented to by the Lender.

Section 5.2       Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

Section 5.3       Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 5.4       Assignment.

                  Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 3.2 hereof and as provided in the provisions of the Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

Section 5.5       Waiver.

                  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY AGREEMENTS TO WHICH

IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT THE RESPECTIVE ADDRESS SET FORTH IN SECTION 5.7 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH ALL OF THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                  (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION:

                  (v) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVED IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL, DAMAGES; AND

                  (vi) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SERVICING AGREEMENT OR ANY OTHER FACILITY AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 5.6       Counterparts.

                  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

Section 5.7       Notices.

                  All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Servicer, the Borrower or FC Consumer, at the following address: Box 8216, 6400 Imperial Drive, Waco, Texas 76714-8216, (b) in the case of the Collateral Agent, at the following address: Chase Bank of Texas, National Association, 2200 Ross Avenue, 5th Floor, Dallas, Texas 75201, Attention: Mike Scrivner, FirstCity Auto Receivables L.L.C., fax 214-965-3577, and (c) in the case of the Lender, at the following address: ContiTrade Services L.L.C., 277 Park Avenue, New York, New York 10172, phone 212-207-2822, fax 212-207-2935,
Attention: Chief Counsel, or at such other address as shall be designated by any such party in a written notice to the other parties.

Section 5.8       Successors and Assigns.

                  This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns permitted hereunder. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Borrower, the Servicer, FC Consumer, the Lender and the Collateral Agent and their respective permitted successors and assigns, if any.

                  IN WITNESS WHEREOF, the Borrower, the Servicer, FC Consumer and the Lender have caused this Servicing Agreement to be duly executed by their respective officers, effective as of the day and year first above written.

                         FIRSTCITY AUTO RECEIVABLES L.L.C.

                         By
                              --------------------------------------------
                              Name:
                              Title:

                         FIRSTCITY SERVICING CORPORATION OF CALIFORNIA

                         By
                              --------------------------------------------
                              Name:
                              Title:



                         FIRSTCITY CONSUMER LENDING CORPORATION

                         By
                              --------------------------------------------
                              Name:
                              Title:



                         CONTITRADE SERVICES L.L.C.

                         By
                              --------------------------------------------
                              Name:
                              Title:

                         By
                              --------------------------------------------
                              Name:
                              Title:

                                    EXHIBIT A
                                    ---------

                         FORM OF SERVICER'S CERTIFICATE
                         ------------------------------


                  FIRSTCITY SERVICING CORPORATION OF CALIFORNIA
                  ---------------------------------------------

                          Monthly Servicing Report:
                        FirstCity Auto Receivables L.L.C.
                       Collection Period Ending: dd/mm/yy

                                    EXHIBIT B
                                    ---------

                         FORM OF SERVICER'S DAILY REPORT
                         -------------------------------


                  FIRSTCITY SERVICING CORPORATION OF CALIFORNIA
                  ---------------------------------------------

                                  Daily Report:
                        FirstCity Auto Receivables L.L.C.
                                 Date: dd/mm/yy


Aggregate Contract Balance (Gross)                   $-----------------

Less Defaulted Contracts                             ($                )
                                                      -----------------

Less Liquidated Contracts                            ($                )
                                                      -----------------

Equals Aggregate Contract Balance                    $-----------------

Aggregate Contract Balance of Contracts that
  lack a certificate of title within 121 days o      $-----------------
  origination